UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2017

ATHENE HOLDING LTD.
(Exact name of registrant as specified in its charter)

	Bermuda	001-37963	98-0630022
	(State or other jurisdiction of	(Commission	(I.R.S. Employer
	incorporation or organization)	file number)	Identification Number)

96 Pitts Bay Road
Pembroke, HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 279-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events.

Waiver of Lock-Up Restrictions Applicable to Certain Class A Shares
In order to provide for an orderly and measured flow of shares to the public markets upon the release of contractual lockups, on September 6, 2017 the independent directors of the Board of Directors of Athene Holding Ltd. (“Athene”) approved the waiver of lock-up restrictions applicable to certain Class A common shares of Athene (the “Class A common shares”) under the Registration Rights Agreement, dated April 4, 2014, as amended (the “Registration Rights Agreement”), between Athene and the holders signatory to such agreement.  This waiver will release from the lock-up restrictions Class A common shares principally held by certain third-party holders who purchased Class A common shares prior to Athene’s initial public offering in December 2016 (the “IPO”) and holders who received Class A common shares as a result of a distribution of such shares by AP Alternative Assets, L.P. contemporaneously with the IPO. Shares held by the following holders are not being released from the lock-up restrictions pursuant to the waiver: (i) AP Alternative Assets, L.P., (ii) directors and senior officers of Athene and (iii) Apollo Global Management, LLC and its affiliates and their respective directors, officers and employees.  Under the terms of such waiver, 3,690,262 Class A common shares will be released from the lock-up restrictions after the close of regularly-scheduled trading hours in the United States on September 8, 2017 and thereafter on October 13, 2017, November 10, 2017 and December 1, 2017, subject to a maximum of 14,761,049 Class A common shares (“Released Shares”). Released Shares will be made available to the relevant shareholders on each applicable date through the normal procedures of Computershare, Athene’s registrar and transfer agent, and The Depository Trust Company. Released Shares will be drawn from the shares that otherwise would have been released on the planned lock-up release dates under the Registration Rights Agreement occurring on December 8, 2017 and March 3, 2018.

Before giving effect to the release of the Released Shares, approximately 31,429,090; 55,575,622; and 15,652,410 of Athene’s Class A common shares (including Class A common shares underlying Class B common shares and Class M common shares) are eligible for future sale on December 8, 2017, March 3, 2018 and December 8, 2018, respectively. After giving full effect to the release of the Released Shares, approximately 24,746,227; 47,477,860; and 15,652,410 of Athene’s Class A common shares (including Class A common shares underlying Class B common shares and Class M common shares) will be eligible for future sale on December 8, 2017, March 3, 2018 and December 8, 2018, respectively, all of which are held by Athene’s officers, directors, employees or shareholders holding 5% or more of Athene’s outstanding common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: September 6, 2017	/s/ John L. Golden
John L. Golden
Executive Vice President, Legal